AMENDED AND RESTATED

CUSTODY AGREEMENT

Dated April 1, 2012 and

Amended and Restated on __________________, 2012

Between

UMB BANK, N.A.

And

FEG INVESTORS, LLC

And

FEG DIRECTIONAL ACCESS FUND LLC

(formerly known as FEG EQUITY ACCESS FUND LLC)

AMENDED AND RESTATED
CUSTODY AGREEMENT

This agreement made as of the date first set forth above among UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (hereinafter "Custodian") and FEG Investors, LLC, a Delaware limited liability company, on and FEG Directional Access Fund LLC (f/k/a “FEG Equity Access Fund”)(”the “Fund”).

WITNESSETH:

WHEREAS, the Fund is a Delaware limited liability company which operates as a private investment company whose limited liability company interests are being sold to a limited number of investors; and

WHEREAS, FEG Investors LLC is the Investment Manager (the “Manager”) for the Fund; and

WHEREAS, the Manager, on behalf of the Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by the Fund, which Assets are to be held in such accounts as Manager, on behalf of the Fund may establish from time to time; and

WHEREAS, the Manager and Custodian desire to amend and restate this Agreement, as previously executed on April 1, 2012, to provide additional services which the Custodian has agreed to provide to the Fund.

WHEREAS, the Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.  APPOINTMENT OF CUSTODIAN.

The Manager, on behalf of the Fund, hereby constitutes and appoints the Custodian as custodian of Assets belonging to the Fund which have been or may be from time to time delivered to and accepted by the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.  For purposes of this Agreement, the term “Assets” shall include Securities, Underlying Shares (as defined below) monies, and other property held by the Custodian for the benefit of the Fund.  “Security” or “Securities” shall mean stocks, bonds, rights, warrants, certificates, instruments, obligations and all other negotiable or non-negotiable paper commonly known as Securities and any other instruments including, but not limited to, those included within the definition of “Security” in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the “1940 Act”)  which have been or may from time to time be delivered to and accepted by the Custodian.  “Underlying Fund” shall mean a pooled investment fund or vehicle, investment company (whether or not registered or required to be registered under the 1940 Act), collective investment fund, common trust fund, commodity pool, omnibus account, or other company, partnership, trust or association.  “Underlying Share” shall mean any capital stock of, share or beneficial interest in, or other unit of ownership interest in, any Underlying Fund, that is (i) evidenced by execution of subscription documents, partnership agreements, operating agreements or limited liability company agreements and/or other  documents that are not in bearer or registrable form, (ii) not evidenced by a certificate, and (iii) not capable of being deposited or maintained in a securities depository or clearing agency.

2.  INSTRUCTIONS.

(a)  An “Instruction,” as used herein, shall mean a request, direction, instruction or certification initiated by the Fund and conforming to the terms of this paragraph.  An Instruction may be transmitted to the Custodian by any of the following means:

(i)	a writing manually signed on behalf of the Fund by an Authorized Person (as hereinafter defined);

(ii)	a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person;

(iii)	a facsimile transmission that the Custodian reasonably believes has been signed or otherwise originated by an Authorized Person;

(iv)	a communication effected through the internet or web-based functionality (including without limitation, emails, data files and other communications) on behalf of the Fund (“Electronic Communication”); or

(v)	other means reasonably acceptable to both parties.

Instructions in the form of oral communications shall be confirmed by the appropriate Fund by either a writing (as set forth in (i) above), a facsimile (as set forth in (iii) above), or an Electronic Communication (as set forth in (iv) above), but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian’s receipt of such confirmation.  The Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.  The parties acknowledge and agree that, with respect to Instructions transmitted by facsimile, the Custodian cannot verify that the signature of an Authorized Person has been properly affixed and, with respect to Instructions transmitted by an Electronic Communication, the Custodian cannot verify that the Electronic Communication has been initiated by an Authorized Person; accordingly, the Custodian shall have no liability as a result of actions taken in reliance on unauthorized facsimile or Electronic Communication Instructions.  The Custodian recommends that any Instructions transmitted by the Fund via email be done so through a secure system or process.

(b)  “Special Instructions,” as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer, any other  officer of the Fund, or any person designated by the Treasurer (which notice shall be delivered to the Custodian prior to the countersignature or confirmation of an Instruction by such person) which countersignature or confirmation shall be on the same instrument containing the Instructions or on a separate instrument relating thereto.

(c)  Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone number, facsimile transmission number or email address agreed upon from time to time by the Custodian and the Fund.

(d)  Where appropriate, Instructions and Special Instructions shall be continuing Instructions.

(e)  An Authorized Person (as defined below) shall be responsible for assuring the accuracy and completeness of Instructions. If the Custodian reasonably determines that an Instruction is unclear or incomplete, the Custodian may notify the Fund of such determination, in which case the Fund shall be responsible for delivering to the Custodian an amended Instruction.  The Custodian shall have no obligation to take any action until the Fund re-delivers to the Custodian an Instruction that is clear and complete.

(f)  The Fund shall be responsible for delivering to the Custodian Instructions or Special Instructions in a timely manner, after considering such factors as the involvement of subcustodians, brokers or agents in a transaction, time zone differences, reasonable industry standards, etc.  The Custodian shall have no liability if the Fund delivers Instructions or Special Instructions to the Custodian after any deadline established by the Custodian.

(g)  By providing Instructions to acquire or hold Foreign Assets (as defined in Rule 17f-5(a)(2) under the 1940 Act), the Fund shall be deemed to have confirmed to the Custodian that the Fund has (i) considered and accepted responsibility for all Sovereign Risks and Country Risks (as hereinafter defined) associated with investing in a particular country or jurisdiction, and (ii) made all determinations and provided to shareholders and other investors all disclosures required of registered investment companies by the 1940 Act.

(h)  The Manager and the Fund acknowledge that where Instructions or Special Instructions require the Bank to prepare and submit forms, letters or other writings to third parties on behalf of the Manager or the Fund, including but not limited to subscription agreements (or any document, however titled, that performs the same function as a subscription agreement, which shall be defined herein as a “Subscription Agreement”), redemption requests, stock transfers and exchanges of cash for Underlying Shares (“Writings”), the Custodian will prepare but not submit such Writings unless and until all required information necessary to complete a Writing has been submitted by an Authorized Person.   The Manager agrees to make available Authorized Persons during normal business hours to work with the Custodian and it affiliates to complete such Writings.  The Manager and the Fund acknowledge that the Custodian shall not be liable for its obligations with respect to Writings if such failure results from any delay, error, unavailability or inaccuracy in an Instruction or Special Instruction provided by the Manager, a Fund or an Authorized Person.

Without limiting the foregoing, the parties agree that: (a) with respect to each subscription for Underlying Shares, a document substantially in the form of Exhibit 1 (as the Custodian may amend from time to time) shall be attached to each Subscription Agreement by the Custodian; and (b) the accuracy and completeness of all information provided in a Subscription Agreement, investor questionnaire or other similar document for an Underlying Share is the sole responsibility of the Manager and the Fund, and the Custodian or its affiliates, regardless of whether the Custodian or its affiliates assist in the completion of the Subscription Agreement, investor questionnaire or similar document.  In the event that the Underlying Fund rejects a Subscription Agreement and the document in the form of Exhibit 1, Manager and the Fund will be solely responsible for completing a new Subscription Agreement for the Underlying Share.

By providing an Instruction or Special Instruction to complete a Subscription Agreement or other such Writing, Manager and the Fund certify that they has read and approved the relevant offering documents and the Subscription Agreement or other Writing required to be submitted to invest in the foregoing investment.

3.  DELIVERY OF CORPORATE DOCUMENTS.

Each of the parties to this Agreement represents that its execution does not violate (i) any law, ordinance or rule applicable to it, (ii) any of the provisions of its respective charter, articles of incorporation,  certificate of organization, articles of association, limited liability company agreement, partnership agreement, operating agreement, agreement or declaration of trust, or other charter document, as applicable, or its bylaws; or (iii) any agreement by which it or any of its Assets are bound; and furthermore, that all required corporate or organizational action to authorize the execution and delivery of this Agreement has been taken, and that the person signing this Agreement is authorized to bind the Manager and the Fund.

The Fund agrees to provide the Custodian, upon request, documentation regarding the Fund, including, by way of example: certificates of incorporation or trust, by-laws, resolutions, registration statements, W-9s and other tax-related documentation, compliance policies and procedures and other compliance documents, etc.

In addition, the Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of the Fund and the Manager, and all amendments or supplements thereto, properly certified or authenticated, designating certain directors, partners, managing members, officers, employees and/or agents of the Fund and the Manager who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of the Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person").  Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary; provided, however, that the Custodian may rely upon any written designation furnished by the Treasurer or other officer of the Fund designating persons authorized to countersign or confirm Special Instructions (as provided in Section 2(b)).  Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such person shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions.  Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from the Fund or the Manager will be deemed to authorize or permit any director, partner, managing member, trustee, officer, employee, or agent of the Fund or the Manager to withdraw any of the Assets of the Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, partner, managing member, trustee, officer, employee or agent.

4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

Except for Assets held by any Foreign Subcustodian, Interim Subcustodian, Special Subcustodian or Eligible Securities Depository  (each as hereinafter defined) appointed pursuant to Sections 5(b), (c), or (f) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4.  For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

(a)  Safekeeping.

The Custodian will keep safely the Assets of the Fund which are delivered to and accepted by it from time to time.  The Custodian shall notify the Fund if it is unwilling or unable to accept custody of any asset of the Fund.  The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered to the Custodian or for any pre-existing faults or defects in Assets that are delivered to the Custodian.

(b)  Manner of Holding Securities.

(1)  The Custodian shall at all times hold Securities of the Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities, in registered or bearer form; in the vault of the Custodian, Domestic Subcustodian, a Special Custodian, depository or agent of the Custodian;  or in an account maintained by the Custodian or agent at a Securities System (as hereinafter defined); or (ii) in book‑entry form by a Securities System in accordance with the provisions of sub‑paragraph (3) below.

(2)  The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions the Fund and Custodian, respectively, shall be fully responsible.  Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of representative capacity.  However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee.  All such Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian for the benefit of customers, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

(3)  The Custodian may deposit and/or maintain domestic Securities owned by the Fund in, and the Fund hereby approves use of:  (a) The Depository Trust & Clearing Corporation; (b)  any other clearing agency registered with the Securities and Exchange Commission (“SEC”) under section 17A of the Securities Exchange Act of 1934, which acts as a securities depository; and (c) a Federal Reserve Bank or other entity authorized to operate the federal book-entry system described in the regulations of the Department of the Treasury or book-entry systems operated pursuant to comparable regulations of other federal agencies.  Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by the Fund in any other domestic clearing agency that may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies and that acts as a Securities depository.  Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A.  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(i)  The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

(ii)  Securities held in a Securities System shall be subject to any agreements or rules effective between the Securities System and the Custodian or a Subcustodian, as the case may be.

(iii)  Any Securities deposited or maintained in a Securities System shall be held in an account ("Account") of the Custodian or a Subcustodian in the Securities System that includes only assets held by the Custodian or a Subcustodian as a custodian or otherwise for customers.

(iv) The books and records of the Custodian shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

(v)  The Custodian shall pay for Securities purchased for the account of the Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund.  The Custodian shall transfer Securities sold for the account of the Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.  Copies of all advices from the Securities System relating to transfers of Securities for the account of the Fund shall be maintained for the Fund by the Custodian.  Such copies may be maintained by the Custodian in electronic form.  The Custodian shall make available to the Fund or its agent on the next business day, by Electronic Communication, facsimile, or other means reasonably acceptable to both parties, daily transaction activity that shall include each day’s transactions for the account of the Fund.

(vi) The Custodian shall, if requested by the Fund pursuant to Instructions, provide the Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

(vii) The Custodian otherwise complies with the requirements of Rule 17f-4 under the 1940 Act.

(c)  Underlying Shares.

(1) The provisions of this Section 4(c) shall govern the custody of the Underlying Shares and, to the extent there is a conflict between such provisions and the provisions of any other section of this Agreement with respect to Underlying Shares, the terms of this Section 4(c) shall control.

(2) The Underlying Shares beneficially owned by the Fund shall be deposited and/or held in an account or accounts maintained by a transfer agent, registrar, recordkeeper, general partner, corporate secretary or other relevant third party (each a “Transfer Agent”) pursuant to Instructions to the Custodian.  The Fund and the Custodian agree that the Custodian’s only responsibilities in connection with Underlying Shares shall be limited to the following:

(i) Upon receipt of a confirmation or statement from a Transfer Agent that such Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Fund, the Custodian shall (A) mark such holdings on its books and records and (B) identify by book-entry that the relevant Underlying Shares are being held by the Custodian as custodian for the benefit of the Fund;

(ii) In accordance with Instructions, the Custodian shall (A) pay out monies from Fund Assets for the purchase of Underlying Shares for the account of the Fund and (B) record such purchase on the books and records of the Custodian; and

(iii) In accordance with Instructions, the Custodian shall (A) transfer Underlying Shares redeemed for the account of the Fund in accordance with such Instructions and (B) record such transfer on the books and records of the Custodian and, upon receipt of related proceeds, record the related payment for the account of the Fund on said books and records.

(d)  Free Delivery of Assets.

Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with the Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

(e)  Exchange of Securities.

Upon receipt of Instructions, the Custodian will exchange Securities held by it for the Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, conversion, or similar event, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

Unless otherwise directed by Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

(f)  Purchases of Assets.

(1)  Securities Purchases.  In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for the Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the Securities so purchased.  Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon delivery of such Securities to the Custodian, a clearing corporation of a national securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book‑entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian’s instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book‑entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of options, Interest Bearing Deposits (as hereinafter defined),  currency deposits and other deposits, and foreign exchange transactions, pursuant to Sections 4(h), 4(l), and 4(m) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) the Custodian may make payment for Securities or other Assets prior to delivery thereof in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset, including, but not limited to, Securities and other Assets as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practices or the terms of the instrument representing the Security expected to take place in different locations or through separate parties.

(2)  Other Assets Purchased.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of the Fund as provided in Instructions.

(g)   Sales of Assets.

(1)  Securities Sold.  In accordance with Instructions, the Custodian shall, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale.  Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, the Custodian may deliver Securities and other Assets prior to receipt of payment for such Securities in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset.  For example, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

(2) Other Assets Sold.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of the Fund as provided in Instructions.

(h)  Options.

(1)  Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall:  (a) receive and retain Instructions or other documents, to the extent they are provided to the Custodian, evidencing the purchase or writing of the option by the Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book‑entry in a Securities System) subject to the covered call option written on behalf of the Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the “OCC”), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

(2)  Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the Fund and the broker‑dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations.  Pursuant to that agreement and the Fund’s Instructions, the Custodian shall:  (a) receive and retain Instructions or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book‑entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.  The appropriate Fund, the Manager, and the broker‑dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(i)  Segregated Accounts.

Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred Assets of the Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4 (h) and 4(n) and (ii) for the purpose of compliance by the Fund with the procedures required by  SEC Investment Company Act Release Number 10666 or any subsequent release or releases or other SEC interpretations relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions.  The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

(j)  Depositary Receipts.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depository used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as “ADRs”), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depository has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

(k) Corporate Actions, Put Bonds, Called Bonds, etc.

Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

Unless otherwise directed to the contrary in Instructions, the Custodian shall comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian receives notice through data services or publications to which it normally subscribes, and shall promptly notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.

The Fund and the Manager agree that if either of them gives an Instruction for the performance of an act on the last permissible date of a period established by the Custodian or any optional offer or on the last permissible date for the performance of such act, the Fund and the Manager shall hold the Custodian harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

If the Fund wishes to receive periodic corporate action notices of exchanges, calls, tenders, redemptions and other similar notices pertaining to Securities and to provide Instructions with respect to such Securities via the internet, the Custodian and the Fund may enter into a Supplement to this Agreement whereby the Fund will be able to participate in the Custodian’s Electronic Corporate Action Notification Service.

(l)  Interest Bearing Deposits.

Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed-term certificates of deposit or call deposits (hereinafter referred to, collectively, as “Interest Bearing Deposits”) for the account of the Fund, the Custodian shall purchase such Interest Bearing Deposits with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as “Banking Institutions”), and in such amounts as the Fund may direct pursuant to Instructions.  Such Interest Bearing Deposits shall be denominated in U.S. dollars.  Interest Bearing Deposits issued by the Custodian shall be in the name of the Fund.  Interest Bearing Deposits issued by another Banking Institution may be in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally.  The responsibilities of the Custodian to the Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit.  With respect to Interest Bearing Deposits issued by any other Banking Institution, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

(m)  Foreign Exchange Transactions.

(l)  The Fund hereby appoints the Custodian as its agent in the execution of all currency exchange transactions.  If requested, the Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, or by other means agreeable to both parties, to the Fund.

(2)  Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Instructions.  If, in its Instructions, the Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution, the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.  It is understood that all such transactions shall be undertaken by the Custodian as agent for the Fund.

(3)  The Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals or the performance or non-performance of such brokers or Banking Institutions.

(4)  Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

(5)  The Custodian shall not be obligated to enter into foreign exchange transactions as principal.  However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund, with the Custodian as principal.

(n) Pledges or Loans of Securities.

(1)  Upon receipt of Instructions from the Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by the Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions.  Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re‑delivery to the Custodian of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.  In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

(2)  Upon receipt of Instructions, the Custodian will release securities to a securities lending agent appointed by the Fund and designated in such Instructions.  The Custodian shall act upon Instructions from the Fund and/or such agent in order to effect securities lending transactions on behalf of the Fund.  For its services in facilitating the Fund’s securities lending activities through such agent, the Custodian may receive from the agent a portion of the agent’s securities lending revenue or a fee directly from the Fund.  The Custodian shall have no responsibility or liability for any losses arising in connection with the agent’s actions or omissions, including but not limited to the delivery of Securities prior to the receipt of collateral, in the absence of negligence or willful misconduct on the part of the Custodian.

(o)  Stock Dividends, Rights, Etc.

The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

(p)  Routine Dealings.

The Custodian will, in general, attend to all routine and operational matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of the Fund, except as may be otherwise provided in this Agreement or directed from time to time by Instructions from any particular Fund.  The Custodian may also make payments to itself or others from the Assets for disbursements and out‑of‑pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the appropriate Fund.

(q)  Collections.

The Custodian shall (a) collect amounts due and payable to the Fund with respect to Securities and other Assets; (b) promptly credit to the account of the Fund all income and other payments relating to Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates, affidavits and other documents for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to Securities registered in so‑called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to the Fund.  The Custodian shall notify the Fund as soon as is reasonably practicable in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to Securities or other Assets is not received by the Custodian when due.  The Custodian shall not be responsible for the collection of amounts due and payable with respect to Securities or other Assets that are in default.

Any advance credit of cash or Securities expected to be received shall be subject to actual collection and may, when the Custodian determines collection unlikely, be reversed by the Custodian.

(r)  Dividends, Distributions and Redemptions.

To enable the Fund to pay dividends or other distributions to holders of shares or other interests in the Fund and to make payment to holders of such shares or interests who have requested repurchase or redemption of their shares or interests of the the Fund (the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by the Fund in such Instructions.  In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by the Fund in such Special Instructions.

(s)  Proceeds from Shares Sold.

The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall credit such funds to the account of the Fund.  The Custodian shall notify the Fund of Custodian's receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and the Custodian shall agree.  Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of the Fund.

(t)  Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

The Custodian shall deliver or cause to be delivered to the Fund, or its designated agent or proxy service provider, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities or Underlying Shares owned by the Fund that are received by the Custodian and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause a Subcustodian or nominee to execute and deliver such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, the Custodian shall not vote upon any such Securities or Underlying Shares, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund unless the Fund directs the Custodian otherwise pursuant to Instructions.

(u)  Books and Records.

The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a‑1 under the 1940 Act and to preserve them for the periods prescribed in Rule 31a‑2 under the 1940 Act.  These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the Fund during normal business hours of the Custodian.

The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by the Fund and the Custodian.

(v)  Opinion of Fund's Independent Certified Public Accountants.

The Custodian shall take all reasonable action as the Fund or the Manager may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of the Fund’s periodic reports to the SEC and with respect to any other requirements of the SEC.

(w)  Reports by Independent Certified Public Accountants.

At the request of the Fund or the Manager, the Custodian shall deliver to the Fund a written report, which may be in electronic form, prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control, financial strength and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

(x)  Bills and Other Disbursements.

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of the Fund.

(y) Precious Metals

The Fund may, upon Special Instructions, direct the Custodian to appoint, or instruct the Domestic Subcustodian (as hereinafter defined) to appoint, a depository for the safekeeping and storage of gold, silver, platinum and other precious metals (“Precious Metals”) on behalf of the Fund.

(z)  Sweep or Automated Cash Management.

Upon receipt of Instructions, the Custodian shall invest any otherwise uninvested cash of the Fund held by the Custodian in a money market mutual fund, a cash deposit product, or other cash investment vehicle made available by the Custodian from time to time, in accordance with the directions contained in such Instructions.  A fee may be charged or a spread may be received by the Custodian for investing the Fund’s otherwise uninvested cash in the available cash investment vehicles or products.

The Custodian shall have no responsibility to determine whether any purchases of money market mutual fund shares or any other cash investment vehicle or cash deposit product by or on behalf of the Fund under the terms of this section will cause the Fund to exceed the limitations contained in the 1940 Act on ownership of shares of another registered investment company or any other asset or portfolio restrictions or limitations contained in applicable laws or regulations or the Fund’s offering documents.  The Fund agrees to indemnify and hold harmless the Custodian from all losses, damages and expenses (including attorney’s fees) suffered or incurred by the Custodian as a result of a violation by the Fund of the limitations on ownership of shares of another registered investment company or any other cash investment vehicle or cash deposit product.

5.  SUBCUSTODIANS.

From time to time, in accordance with the relevant provisions of this Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians or Interim Subcustodians (each as hereinafter defined) to act on behalf of any one or more Funds; and (ii) the Custodian may be directed, pursuant to an agreement between the Fund and the Custodian (“Delegation Agreement”), to appoint a Domestic Subcustodian to perform the duties of the Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act) (“Approved Foreign Custody Manager”) for the Fund so long as such Domestic Subcustodian is so eligible under the 1940 Act.  Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign Custody Manager must be governed by a written agreement between the Custodian and the Domestic Subcustodian, which provides for compliance with Rule 17f-5.  The Approved Foreign Custody Manager may then appoint a Foreign Subcustodian or Interim Subcustodian in accordance with this Section 5.  For purposes of this Agreement, all Domestic Subcustodians, Special Subcustodians, Foreign Subcustodians and Interim Subcustodians shall be referred to collectively as “Subcustodians.”

(a)  Domestic Subcustodians.

The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of the Fund and performing other functions of the Custodian within the United States (a "Domestic Subcustodian").  The Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian's appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund(s). Each such duly approved Domestic Subcustodian shall be reflected on Appendix A hereto.

(b) Foreign Subcustodians.

(1) Foreign Subcustodians.  The Approved Foreign Custody Manager may appoint any entity meeting the requirements of an Eligible Foreign Custodian, as such term is defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act or by SEC order is exempt therefrom (each a “Foreign Subcustodian” in the context of either a subcustodian or a sub-subcustodian), for purposes of holding Assets of the Fund(s) and performing other functions of the Custodian in countries other than the United States, provided that the Approved Foreign Custody Manager’s appointments of such Foreign Subcustodians shall at all times be governed by an agreement that complies with Rule 17f-5.

(2) Notwithstanding the foregoing, in the event that the Approved Foreign Custody Manager determines that it will not provide delegation services (i) in a country in which the Fund has directed that the Fund invest in a security or other Asset or (ii) with respect to a specific Foreign Subcustodian which the Fund has directed be used, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, promptly notify the Fund in writing by facsimile transmission, Electronic Communication, or otherwise of the unavailability of the Approved Foreign Custody Manager’s delegation services in such country.  The Custodian and the Approved Foreign Custody Manager (or Domestic Subcustodian) as applicable, shall be entitled to rely on and shall have no liability or responsibility for following such direction from the Fund as a Special Instruction and shall have no duties or liabilities under this Agreement save those that it may undertake specifically in writing with respect to each particular instance.  Upon the receipt of such Special Instructions, the Custodian may, in it absolute discretion, designate, or cause the Approved Foreign Custody Manager to designate, an entity (defined herein as “Interim Subcustodian”) designated by the Fund in such Special Instructions, to hold such security or other Asset.  In such event, the Fund represents and warrants that it has made a determination that the arrangement with such Interim Subcustodian satisfies the requirements of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable).  It is further understood that where the Approved Foreign Custody Manager and the Custodian do not agree to provide fully to the Fund the services under this Agreement and the Delegation Agreement with respect to a particular country or specific Foreign Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

(c)  Special Subcustodians.

Upon receipt of Special Instructions, the Custodian shall, on behalf of the Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of the Fund as a subcustodian for purposes of: (i) effecting third‑party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities; and (iv) effecting any other transactions designated by the Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a "Special Subcustodian") shall be listed on Appendix A attached hereto, as it may be amended from time to time.  In connection with the appointment of any Special Subcustodian, the Custodian may enter into a subcustodian agreement with the Special Subcustodian.

(d)  Termination of a Subcustodian.

The Custodian or Domestic Subcustodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian or Domestic Subcustodian shall terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

(e)  Information Regarding Foreign Subcustodians.

Upon request of the Fund, the Custodian shall deliver, or cause any Approved Foreign Custody Manager to deliver, to the Fund a letter or list stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the Eligible Securities Depositories (as defined in Section 5(f)) in each foreign market through which each Foreign Subcustodian is then holding cash, securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with rules and regulations under the 1940 Act.

(f)  Eligible Securities Depositories.

(1) The Custodian or the Domestic Subcustodian may place and maintain the Fund’s Foreign Assets  with an Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets).

(2)  Upon the request of the Fund, the Custodian shall direct the Domestic Subcustodian to provide to the Fund (including the Fund’s board of directors or trustees) and/or the Fund’s adviser or other agent an analysis of the custody risks associated with maintaining the Fund’s Foreign Assets with such Eligible Securities Depository utilized directly or indirectly by the Custodian or the Domestic Subcustodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the placement of the Fund’s Foreign Assets at such depository) and at which any Foreign Assets of the Fund are held or are expected to be held.  The Custodian shall direct the Domestic Subcustodian to monitor the custody risks associated with maintaining the Fund’s Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks through the Approved Foreign Custody Manager’s letter, market alerts or other periodic correspondence.

(3)  The Custodian shall direct the Domestic Subcustodian to determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund’s Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible.  Notwithstanding Subsection 17(c) hereof, Eligible Securities Depositories may, subject to Rule 17f-7, be added to or deleted from such list from time to time.

(4) Withdrawal of Assets.  If an arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian shall direct the Domestic Subcustodian to withdraw the Fund’s Foreign Assets from such depository as soon as reasonably practicable.

(5)  Standard of Care.  In fulfilling its responsibilities under this Section 5(f), the Custodian will exercise reasonable care, prudence and diligence.

6.   STANDARD OF CARE.

(a)  General Standard of Care.

The Custodian shall exercise due care in accordance with reasonable commercial standards in discharging its duties hereunder.  The Custodian shall be liable to the Fund for all losses, damages and reasonable costs and expenses suffered or incurred by the Fund resulting from the fraud, bad faith, negligence or willful misfeasance of the Custodian or the reckless disregard by the Custodian of its obligations and duties hereunder; provided, however, in no event shall the Custodian be liable for attorneys’ fees or for special, indirect, consequential or punitive damages arising under or in connection with this Agreement.

(b)  Actions Prohibited by Applicable Law, Etc.

In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any Subcustodian, Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any “Force Majeure,” which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustodian agreement or by any other agent of the Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the negligence or willful misconduct of the Custodian.  Such Force Majeure events may include any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.

Subject to the Custodian’s general standard of care set forth in Subsection 6(a) hereof and the requirements of Section 17(f) of the 1940 Act and Rules 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any (i) “Sovereign Risk,” which for the purpose of this Agreement shall mean, in respect of any jurisdiction, including but not limited to the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic, systemic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation Agreement, or (ii) “Country Risk,” which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalence of crime and corruption in such jurisdiction, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Approved Foreign Custody Manager’s duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not excuse the Custodian’s performance under the express terms of this Agreement, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of the Fund’s Foreign Assets held in custody pursuant to the terms of this Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of the Fund’s Foreign Assets.

(c)  Liability for Past Records.

Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for the Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

(d)  Advice of Counsel.

The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters.  The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

(e)  Advice of the Fund and Others.

The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of the Fund's accountants and other persons believed by the Custodian or any Domestic Subcustodian in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

(f)  Information Services.

The Custodian may rely upon information received from issuers of Securities or agents of such issuers, information received from Subcustodians or depositories, information from data reporting services that provide detail on corporate actions and other securities information, and other commercially reasonable industry sources; and, provided the Custodian has acted in accordance with the standard of care set forth in Section 6 (a), the Custodian shall have no liability as a result of relying upon such information sources, including but not limited to errors in any such information.

(g)  Instructions Appearing to be Genuine.

The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any resolutions of the Board of Directors of the Fund, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of the Fund authorized to countersign or confirm Special Instructions.  The Custodian shall have no duty to inquire into or investigate the validity, accuracy or content of any Instruction or Special Instruction.  The Custodian shall have no liability for any losses, damages or expenses incurred by the Fund arising from the use of a non-secure form of email or other non-secure electronic system or process.

(h)  No Investment Advice.

The Custodian shall have no duty to assess the risks inherent in Securities or other Assets or to provide investment advice, accounting or other valuation services regarding any such Securities or other Assets.

(i)  Exceptions from Liability.

Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

(i)  the validity of the issue of any Securities, Underlying Shares or other Assets purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by the Fund, or the propriety of the decision to purchase or amount paid therefor;

(ii) the legality of the sale, transfer or movement of any Securities, Underlying Shares or other Assets by or for any Fund, or the propriety of the amount for which the same were sold; or

(iii)  any other expenditures, encumbrances of Securities, Underlying Shares or other Assets, borrowings or similar actions with respect to any Fund's Assets; and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Certificate of Organization, Limited Liability Company Agreement, Declaration of Trust, Partnership Agreement, Articles of Incorporation, or other charter document,  or By‑Laws or votes or proceedings of the shareholders, trustees, partners or directors of the Fund, or the Fund's currently effective Registration Statement on file with the SEC.

7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

(a)  Domestic Subcustodians

Except as provided in Section 7(d), the Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

(b)  Liability for Acts and Omissions of Foreign Subcustodians.

The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian only to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

(c)  Securities Systems, Interim Subcustodians, Special Subcustodians, Eligible Securities Depositories.

The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by the Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Eligible Securities Depository unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian.

(d)  Failure of Third Parties.

The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults, insolvency or other failure of any (i) issuer of any Securities or of any agent of such issuer; (ii) any counterparty with respect to any Security or other Asset, including any issuer of any option, futures, derivatives or commodities contract; (iii) investment adviser or other agent of the Fund; or (iv) any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Eligible Securities Depository, for whose actions the liability of the Custodian is set out elsewhere in this Agreement); or (v) any agent or depository (including but not limited to a securities lending agent or precious metals depository) with whom the Custodian may deal at the direction of, and behalf of, the Fund; unless such loss, damage or expense is caused by, or results from, the fraud, bad faith,  negligence or willful misfeasance of the Custodian, the reckless disregard by the Custodian of its obligations or duties hereunder or the Custodian’s breach of the terms of any contract between the Fund and the Custodian.

(e) Transfer Agents.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from the maintenance of Underlying Shares with a Transfer Agent except for losses resulting directly from the negligence or willful misconduct of the Custodian.

8.  INDEMNIFICATION.

(a)  Indemnification by Fund.

Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

If the Manager or the Fund requires the Custodian to take any action with respect to Securities, Underlying Shares or other Assets, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

The Fund agrees to indemnify and hold harmless the Custodian for any action the Custodian takes or does not take in reliance upon directions, Instructions or Special Instructions, including but not limited to Instructions or Special Instructions to prepare, sign and submit Subscription Agreements or other Writings on behalf of the Manager or the Fund, except for such action or inaction resulting from the Custodian’s negligence or willful misconduct or if the Custodian follows an Instruction or Written Instruction expressly forbidden by this Agreement.

(b)  Indemnification by Custodian.

Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless the Fund from all losses, damages and expenses (with the exception of those damages and expenses referenced in Section 6(a)) suffered or incurred by each the Fund caused by the fraud, bad faith, negligence or willful misfeasance of the Custodian or from reckless disregard by Custodian of its obligations or duties hereunder.

9.  ADVANCES.

In the event that the Custodian or any Subcustodian, Securities System, or Eligible Securities Depository acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of the Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made.  In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance.  Any Advance shall be payable by the Fund on demand by Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund to the Custodian at a rate determined from time to time by the Custodian.  It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk.  The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities and other assets for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the appropriate Fund of any Advance.  Such notification may be communicated by telephone, Electronic Communication or facsimile transmission or in such other manner as the Custodian may choose.  Nothing herein shall be deemed to create an obligation on the part of the Custodian to advance monies to the Fund.  In addition, the Fund hereby agrees that it will promptly execute any documentation the Custodian reasonably believes is required under Regulation U with respect to any Advances made pursuant to this Section.

10.  SECURITY INTEREST.

To secure the due and prompt payment of all Advances, together with any taxes, charges, fees, expenses, assessments, obligations, claims or liabilities incurred by the Custodian in connection with its performance of any duties under this Agreement (collectively, “Liabilities”), except for any Liabilities arising from the Custodian’s fraud, bad faith, negligence misfeasance or the reckless disregard by the Custodian of its obligations and duties hereunder, the Fund grants to the Custodian a security interest in all of the Fund’s Securities and other Assets now or hereafter in the possession of the Custodian and all proceeds thereof (collectively, the “Collateral”).  The Fund shall promptly reimburse the Custodian for any and all such Liabilities.  In the event that the Fund fails to satisfy any of the Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under local law, the rights and remedies of a secured party under the Uniform Commercial Code.  Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, without notice to the Fund,  to withhold delivery of any Collateral, sell, set-off, or otherwise realize upon or dispose of any such Collateral and to apply the money or other proceeds and any other monies credited to the Fund in satisfaction of the Liabilities.  This includes, but is not limited to, any interest on any such unpaid Liability as the Custodian deems reasonable, and all costs and expenses (including reasonable attorney’s fees) incurred by the Custodian in connection with the sale, set-off or other disposition of such Collateral.

11.  COMPENSATION.

The Fund will pay to the Custodian such compensation as as set forth in Appendix B as such may be amended in writing by the Custodian and the Fund from time to time.  In addition, the Fund shall reimburse the Custodian for all out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.  Such compensation, and expenses shall be billed to the Fund and paid in cash to the Custodian.

12.  POWERS OF ATTORNEY.

Upon request, the Fund or the Manager on behalf of the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13.  TAX LAWS.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or on the Custodian as custodian for the Fund by the tax law of any country or of any state or political subdivision thereof.  The Fund agrees to indemnify the Custodian for and against any such obligations including taxes, tax reclaims, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Fund or the Custodian as custodian of the Fund.

14.  TERMINATION AND ASSIGNMENT.

Any Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 60 days prior to the date upon which such termination shall take effect.  Upon termination of this Agreement, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred.  Upon termination of this Agreement, the Custodian shall deliver, at the terminating party's expense, all Assets held by it hereunder to a successor custodian designated by the Fund or, if a successor custodian is not designated, then to the appropriate Fund or as otherwise designated by the Fund by Special Instructions.  Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except (1) as explicitly noted otherwise and/or (2) as to the final resolution of matters relating to activity occurring prior to the effective date of termination.  In the event that for any reason Securities or other Assets remain in the possession of the Custodian after the date such termination shall take effect, the Custodian shall be entitled to compensation at the same rates as agreed to by the Custodian and the Funds during the term of this Agreement as set forth in Section 11.

This Agreement may not be assigned by the Custodian or the Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors.

15.  ADDITIONAL FUNDS.

An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by the Manager  on behalf of the Fund and the Custodian.

16.  NOTICES.

As to the Fund, notices, requests, instructions and other writings delivered to FEG Investors, LLC, 201 East Fifth Street, Suite 1600, Cincinnati, OH  45202, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to the Fund.

Notices, requests, instructions and other writings delivered to the Custodian at its office at 928 Grand Blvd., 5th Floor, Attn: Bonnie Johnson, Kansas City, Missouri 64106, postage prepaid,  or to such other addresses as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

17.  CONFIDENTIALITY.

The parties agree that all Information, books and records provided by the Custodian or the Funds to each other in connection with this Agreement, and all information provided by either party pertaining to its business or operations, is “Confidential Information.”  All Confidential Information shall be used by the party receiving such information only for the purpose of providing or obtaining services under this Agreement and, except as may be required to carry out the terms of this Agreement, shall not be disclosed to any other party without the express consent of the party providing such Confidential Information.  The foregoing limitations shall not apply to any information that is available to the general public other than as a result of a breach of this Agreement, or that is required to be disclosed by or to any entity having regulatory authority over a party hereto or any auditor of a party hereto or that is required to be disclosed as a result of a subpoena or other judicial process, or otherwise by applicable laws.

18. ANTI-MONEY LAUNDERING COMPLIANCE.

The Funds represent and warrant that they have established and maintain policies and procedures designed to meet the requirements imposed by the USA PATRIOT Act, including policies and procedures designed to detect and prevent money laundering, including those required by the USA PATRIOT Act.  The Funds agree to provide to the Custodian, from time to time upon the request of the Custodian, certifications regarding its compliance with the USA PATRIOT Act and other anti-money laundering laws.  The Funds acknowledge that, because the Custodian will not have information regarding the shareholders of the Funds, the Funds will assume responsibility for customer identification and verification and other CIP requirements in regard to such shareholders.

19.  MISCELLANEOUS.

(a)  This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

(b)  All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

(c)  No provisions of this Agreement may be amended, modified or waived in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Securities Systems, and Special Subcustodians are approved or terminated according to the terms of this Agreement.

(d)  The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)  This Agreement shall be effective as of the date of execution hereof.

(f)  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g)  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(h)  Entire Agreement.  This Agreement and the Delegation Agreement (if applicable), as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Fund and the Custodian.

(i)  The rights and obligations contained in Sections 6, 7, 8, 9, 10 and 17 of this Agreement shall continue, notwithstanding the termination of this Agreement, in order to fulfill the intention of the parties as described in such Sections.

(j)  The Custodian shall maintain a disaster recovery and business continuity plan and adequate and reliable computer and other equipment necessary and appropriate to carry out its obligations under this Agreement. Subject to Section 8(b), the Custodian assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused by events beyond its reasonable control.  The Custodian will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

(k) The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any securities or investments, except as expressly provided in Section 10 or elsewhere in this Agreement, or upon Instructions authorizing the transaction.

(l) The Custodian shall furnish to the Fund the following reports: (i) such periodic and special reports as the Fund may reasonably request; (ii) a monthly statement summarizing all transactions and entries for the account of the Fund, listing each portfolio security belonging to the Fund (with the corresponding security identification number) held at the end of such month and stating the cash balance of the Fund at the end of such month; (iii) the reports required to be furnished to the Manager pursuant to Rule 17f-4 of the 1940 Act; and (iv) such other information as may be agreed upon from time to time between the Manager and the Custodian.

(m) The Custodian agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records relative to the holders of the Fund’s Shares, not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, and not to disclose such information except where the Custodian may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities or court process, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund. In case of any requests or demands for inspection of the records of the Fund, the Custodian will endeavor to notify the Fund promptly and to secure instructions from the Fund as to such inspection, unless prohibited by law from making such notification. Records and information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information which was already in the possession of the Custodian prior to the date hereof, shall not be subject to this paragraph.  The provisions of this paragraph shall survive any termination of this Agreement.

(n) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of the Fund, the Custodian shall deliver the records of the Fund in the form maintained by the Custodian (to the extent permitted by applicable license agreements) to the Fund or person(s) designated by the Fund at the Fund's cost and expense, and thereafter the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. The Custodian shall be entitled to maintain a copy of such records for the sole purpose of defending itself against any action arising under or as a result of this Agreement or as otherwise required or permitted by law.  The Fund shall be responsible for all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor custodian, including all reasonable trailing expenses incurred by the Custodian.  In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Fund, and the Fund requests the Custodian to provide additional services in connection therewith, the Custodian shall provide such services and be entitled to such compensation as the parties may mutually agree.

(o) Nothing in this Agreement is intended to, or shall be deemed to constitute a partnership, association or joint venture between the Fund and the Custodian in the conduct of the provisions of this Agreement.  The Custodian shall at all times have the status of an independent contractor without the right or authority to impose tort, contractual or any other liability on the Fund.

(p) Any waiver by either party of any provision or condition of this Agreement shall not be construed or deemed to be a waiver of any other provision or condition of this Agreement, nor a waiver of a subsequent breach of the same provision or condition.

(q) If by reason of Force Majeure, the parties are unable in whole or in part to act in accordance with this Agreement, the parties shall not be deemed in default during the continuance of such inability provided, however, that either party shall have the right to terminate this Agreement upon written notice to the other party if the other party is unable to satisfy its obligations for fourteen (14) days due to such Force Majeure.

The term "Force Majeure" as used herein shall mean without limitation: acts of God; strikes or lockout; acts of public enemies; war; insurrections; riots; epidemics; lightening; earthquakes; fire; storms; flood; washouts; droughts; arrests; restraint of government and people or any other act by a governmental authority; any computer system outage or downtime or other equipment failure of any communications medium; any interruption of the power supply or other utility service; civil disturbances; and explosions.

Custodian shall, however, remedy, with all reasonable dispatch, any such cause to the extent within its reasonable control, which prevents Custodian from carrying out its obligations contained herein.

(r) The undersigned represent and warrant that they are duly authorized to execute this Agreement on behalf of the respective parties.

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.

FEG INVESTORS, LLC
Attest:	By:
Name:
Title: President
Date:

FEG DIRECTIONAL ACCES FUND LLC
Attest:	By:
Name:
Title:
Date:

UMB BANK, N.A.
Attest:	By:
Name: Bonnie L. Johnson
Title: Vice-President
Date:

APPENDIX A

CUSTODY AGREEMENT

The following Subcustodians and Securities Systems are approved for use in connection with the Custody Agreement dated  April 1, 2012 and amended and restated on                                       .

SECURITIES SYSTEMS:

Depository Trust Company
Federal Book Entry

SPECIAL SUBCUSTODIANS:

DOMESTIC SUBCUSTODIANS:

Citibank  (Foreign Securities Only)

FEG INVESTORS, LLC	UMB BANK, N.A.
By:	By:
Name:	Name: Bonnie L. Johnson
Title: President	Title: Vice-President
Date:	Date:

FEG DIRECTIONAL ACCESS FUND LLC
By:
Name:
Title:
Date: